UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              May 6, 2013

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         000-04258                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)    Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 2, 2013.  There were 41,845,490 shares of common stock entitled to vote at the meeting and a total of 37,717,243 shares (90.13%) were represented at the meeting.  The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of the following nominees for Director:

Director	For	Against	Broker Non-Votes
Anna T. Chew	26,132,009	1,200,152	10,385,082
Daniel D. Cronheim	25,491,078	1,841,083	10,385,082
Scott L. Robinson	26,889,998	442,163	10,385,082
Eugene Rothenberg	26,835,895	496,266	10,385,082

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013:

No. of Votes
For	37,479,035
Against	202,556
Abstain	35,652

Proposal 3 – To consider a non-binding shareholder proposal regarding the majority voting standard for the election of the Company’s Directors:

No. of Votes
For	12,134,244
Against	14,941,160
Abstain	256,757
Broker Non-Votes	10,385,082

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

                                /s/  Kevin S. Miller

                                KEVIN S. MILLER

                                Chief Financial Officer

     Date        May 6, 2013